Exhibit 10.1

United Stars Holdings, Inc.

United Gear & Assembly, Inc.

1700 Livingstone Road

Hudson, WI 54016

July 18, 2022

BY EMAIL

Aesther Healthcare Acquisition Corp.

AHAC Merger Sub Inc.

Aesther Healthcare Sponsor, LLC

515 Madison Ave, Suite 8078

New York, NY 10022

Attn: Suren Ajjarapu, CEO

Re:	Agreement and Plan of Merger

Ladies and Gentlemen:

We reference the Agreement and Plan of Merger, dated as of May 26, 2022 (the “Agreement”), by and among Aesther Healthcare Acquisition Corp. (“Purchaser”), AHAC Merger Sub Inc. (“Merger Sub”), Aesther Healthcare Sponsor, LLC, as the Purchaser Representative, United Gear & Assembly, Inc. (the “Company”) and United Stars Holdings, Inc. (the “Company Stockholder”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

In our recent discussions, you have suggested that the Parties agree to terminate the Agreement. The Company hereby notifies Purchaser that the Company is willing to do so, provided that the Purchaser, Merger Sub and the Purchaser Representative deliver to the Company their respective executed counterparts to this letter on or prior to July 21, 2022 (the “Termination Deadline”), in which case: (i) the Purchaser and the Company hereby mutually consent to terminate the Agreement in accordance with Section 8.1(a) thereof, whereupon all rights and obligations of the Parties under the Agreement shall cease (other than Sections 6.13, 6.14, 8.3 and 9.1 thereof, Article X thereof and, subject to clause (iv), below, Section 8.2 thereof, which will survive the termination of the Agreement) without any liability on the part of any Party or any of their respective Representatives, (ii) the Lock-Up Agreement will terminate automatically pursuant to Section 2(a) thereof, (iii) the Non-Competition Agreement will terminate automatically pursuant to Section 7(l) thereof, and (iv) each Party and its Affiliates mutually release, waive, and forever discharge the other Parties and their Affiliates from any and all claims, demands, causes of action, obligations, damages (including contract damages, compensatory damages and punitive damages) and liabilities of any kind (including legal, equitable, contractual, common law, tort, or statutory, whether under federal, state, or local law), whether known or unknown, now existing or arising in the future, based on any act, omission, event, occurrence, or nonoccurrence, from the beginning of time to the Termination Deadline, the Parties had, have, or may have arising out of or related to the Agreement or any Ancillary Document, the negotiation and performance of the Agreement or any Ancillary Document, or any of the transactions contemplated by the Agreement or any Ancillary Document.

The Agreement will remain in full force and effect unless and until the Purchaser, Merger Sub and the Purchaser Representative deliver executed counterparts to this letter on or prior to the Termination Deadline, in which case the Agreement will be terminated as contemplated by clause (i) in the preceding paragraph, or the Agreement is otherwise terminated in accordance with its terms. Accordingly, until any such termination, the Company notes that all Parties will remain obligated to continue their efforts to consummate the Business Combination and to perform their obligations under the Agreement.

Please acknowledge your acceptance of and agreement to the foregoing by executing and returning to the undersigned as soon as possible a counterpart of this letter.

Sincerely,

United STARS HOLDINGS, Inc.

By:	/s/ David Schmitt
Name:	David Schmitt
Title:	Executive Vice President

United Gear & Assembly, Inc.

By:	/s/ David Schmitt
Name:	David Schmitt
Title:	Secretary & Treasurer

cc:	Barry I. Grossman, Esq.
Joseph T. Ceithaml

Acknowledged and agreed:

AESTHER HEALTHCARE ACQUISITION CORP.

By:	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Chief Executive Officer

AESTHER HEALTHCARE SPONSOR, LLC,
in its personal capacity and as the Purchaser Representative under the Agreement

By:	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Managing Member

AHAC MERGER SUB INC.

By:	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	President